Exhibit 23
                                                ----------



            Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration
Statements on Form S-3 (Nos. 33-34040 and 33-64670) of
Consolidated Rail Corporation and subsidiaries of our report dated January 21, 1997, except as to Note 2, which is as of March 7, 1997, included in this Form 10-K.





PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, PA 19103
March 24, 1997




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